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                                                                    EXHIBIT 10.4

                      PAB BANKSHARES, INC. 1994 DIRECTORS
                         DEFERRED STOCK PURCHASE PLAN


1.   PURPOSE OF THE PLAN.
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     This Directors Deferred Stock Purchase Plan (the "Plan") for PAB
Bankshares, Inc. ("Company") is intended to encourage Directors of the Company to develop a proprietary interest in the success of the Company, and to retract and retain such Directors of the Company. Unless otherwise indicated by the context herein, reference to the "Company" includes the Company and its subsidiaries.

2.   THE PLAN.
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     As provided herein, each Director of the company may elect to receive
Company common stock in lieu of the cash compensation otherwise payable to such Director for his service as a member of the Board of Directors or any committee thereof. The Company shares issuable to any electing Director shall be issued to such Director on each January 15 (or next business day thereafter) (the "Deferred Payment Date") following the end of the calendar year the director election is in effect.

3.   ELIGIBILITY.
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     All Directors of the Company, including Officers and Directors who are employees, shall be eligible to participate in this Plan.

4.   STOCK SUBJECT TO PLAN.
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     The stock subject to the Plan shall be shares of the Company's common stock which are authorized but unissued or reacquired by the Company, or any authorized but unissued or reacquired shares to which such shares of common stock are exchanged, reclassified or
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converted.  The aggregate number of shares for which all Directors may elect to receive Company common stock in lieu of cash under the Plan shall not exceed 25,000 as may be adjusted for stock splits, share dividends, reclassification of shares, merger or otherwise.

5.   DETERMINATION OF COMPANY SHARES DISTRIBUTABLE TO ELECTING DIRECTOR.
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     The number of Company shares issuable to any electing Director on each
Deferred Payment Date is a number resulting when the amount of the electing Director's fees for the previous year, subject to his or her stock purchase election, is divided by one hundred percent of the fair market value of PAB common stock as of January 1 of the preceding year. No fractional shares shall be issued under the Plan. The value of any fractional shares shall be paid by the Company in cash to the Director on the Deferred Payment Date. The fair market value of the PAB common stock as of January 1 of each year shall be that amount determined by resolution of the Board of Directors of the Company at the first regularly scheduled meeting of the Directors of the Company.

6.   MANNER OF ELECTION.
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     Any Director of the Company may elect to be a participant in the Plan by delivering his election to so participate in writing to the Company. The election shall state: (i) that the Director is electing to be a participant in the Plan; (ii) that the election is applicable to all fees and other compensation payable to the Director after the date of the election by virtue of his position as a Director with the Company (in addition to regular board fees, such compensation includes committee fees and such bonuses the Board of Directors of the Company and its subsidiaries may grant the Directors from time to time); and (iii) and the dollar amount or percentage of such fees which will be payable in (1) Company common stock; and (2) cash

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payable on the Deferred Payment Date. Such election shall be continuing until:
(i) modified in writing by the Director to the company; (ii) revoked in writing by the Director to the Company; (iii) upon the resignation or removal of the Director from the Board of Directors of the Company and any subsidiary in which such Director serves in similar capacity; and (iv) upon the death of the Director.

7.   LEGEND ON CERTIFICATE ISSUED.
     ----------------------------

     Each share certificate evidencing the acquisition of Company shares pursuant to the provisions of the Plan shall contain a legend indicating that pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, the shares evidenced by the certificate may not be sold for a period of at least two years from the date of the issuance of the share certificate; and, thereafter, may only be sold with the opinion of legal counsel of the Company that the shares may be sold or disposed of in a transaction exempt from registration under the Securities Act of 1933 or any applicable State Securities Act.

8.   AMENDMENT OR TERMINATION OF THE PLAN.
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     The Board of Directors may, without further stockholder approval, amend or discontinue this Plan at anytime, provided that without the approval of the stockholders, no amendment may increase the maximum number of Company shares which the electing Directors may purchase pursuant to the Plan.

9.   TERM OF THE PLAN.
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     This Plan shall become effective on the earlier of the date of its adoption by the Board of Directors of the Company or its approval by the stockholders of the Company. Unless otherwise terminated as provided herein, the Plan shall terminate on the earlier of (i) January 15, 1999; or,

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(ii) the date that all Company shares reserved herein for Directors electing to participate in the Plan have been issued.

10.  SHAREHOLDER APPROVAL.
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     This Plan shall be submitted to the stockholders of the Company for their approval within twelve months of its adoption by the Board of Directors.

11.  NOTICES.
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     All notices or other communications hereunder must be in writing and will be deemed given on the date delivered if delivered in person or on the third business day after mailed by depositing the same, postage prepaid, in a post office addressed to the Company at its principal office and to any other person at their last known address furnished to the Company.

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